Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

GATX CORPORATION REPORTS 2024 SECOND-QUARTER RESULTS
•Demand for railcars remains robust across all regions; Rail North America’s fleet utilization remains above 99%
•Aircraft spare engine portfolio continues to benefit from strong demand for global air travel
•Investment volume was $442.0 million in the second quarter and totaled $820.6 million year to date
•Company reiterates 2024 full-year earnings guidance

CHICAGO, July 23, 2024—GATX Corporation (NYSE: GATX) today reported 2024 second-quarter net income of $44.4 million, or $1.21 per diluted share, compared to net income of $63.3 million, or $1.74 per diluted share, in the second quarter of 2023. The 2024 second-quarter results include a net negative impact of $8.0 million, or $0.22 per diluted share, from Tax Adjustments and Other Items. The 2023 second-quarter results include a net positive impact of $0.2 million, or $0.01 per diluted share, from Tax Adjustments and Other Items.

Net income for the first six months of 2024 was $118.7 million, or $3.25 per diluted share, compared to $140.7 million, or $3.87 per diluted share, in the prior year period. The 2024 and 2023 year-to-date results include net negative impacts of $7.4 million, or $0.20 per diluted share, and $1.1 million, or $0.03 per diluted share, respectively, from Tax Adjustments and Other Items. Details related to these items are provided in the attached Supplemental Information under Tax Adjustments and Other Items.

"Consistent with our initial outlook, conditions remain robust across our global markets," said Robert C. Lyons, president and chief executive officer of GATX. "At Rail North America, fleet utilization remained high at 99.3% at the end of the quarter and the renewal success rate was strong at 84.1%. The renewal lease rate change of GATX’s Lease Price Index was positive 29.4% with an average renewal term of 61 months. We continue to successfully place deliveries of new railcars under our existing supply agreement. In addition, we acquired over 600 railcars in the secondary and spot markets during the quarter.

"Rail International produced solid operating results. Demand for most railcar types remains stable and GATX Rail Europe's fleet utilization was 95.8% at quarter end. We continue to take delivery of new railcars in Europe and India, and in July, Rail India celebrated the delivery of its 10,000th railcar. This milestone is reflective of our ongoing commitment to India and the impressive growth outlook for its freight rail market."

Mr. Lyons added, "Engine Leasing performed well as demand for aircraft spare engines remains very strong. We anticipate favorable operating conditions for Engine Leasing for the balance of the year. Further, capitalizing on attractive opportunities to increase our direct investment in aircraft spare engines, we acquired three engines for $71.3 million during the quarter, and we foresee an active investment calendar during the second half of this year."

Mr. Lyons concluded, "We came into the year with positive expectations, and market conditions and trends have been as anticipated. Therefore, our 2024 full-year earnings estimate remains unchanged at $7.30–$7.70 per diluted share, excluding the impact of Tax Adjustments and Other Items."

RAIL NORTH AMERICA
Rail North America reported segment profit of $78.8 million in the second quarter of 2024, compared to $79.3 million in the second quarter of 2023. Year to date 2024, Rail North America reported segment profit of $169.1 million, compared to $174.5 million in the same period of 2023. Lower 2024 second-quarter and year-to-date results were due to lower gains on asset dispositions and higher interest expense, largely offset by higher revenue driven by higher lease rates. Demand for railcars being sold in the secondary market remains strong, and full-year remarketing income is expected to be in line with original expectations.

At June 30, 2024, Rail North America’s wholly owned fleet was composed of approximately 111,100 cars, including approximately 9,000 boxcars. The following fleet statistics and performance discussion exclude the boxcar fleet.

Fleet utilization was 99.3% at the end of the second quarter of 2024, compared to 99.4% at the end of the prior quarter and 99.3% at the end of the second quarter of 2023. During the second quarter of 2024, the renewal lease rate change of the Lease Price Index (LPI) was positive 29.4%, compared to positive 33.0% in the prior quarter and positive 33.1% in the second quarter of 2023. The average lease renewal term for all cars included in the LPI during the second quarter of 2024 was 61 months, compared to 64 months in the prior quarter and 61 months in the second quarter of 2023. The 2024 second-quarter renewal success rate was 84.1%, compared to 83.4% in the prior quarter and 85.3% in the second quarter of 2023. Rail North America’s investment volume during the second quarter of 2024 was $308.1 million.

Additional fleet statistics, including information on the boxcar fleet, and macroeconomic data related to Rail North America’s business are provided in the attached Supplemental Information under Rail North America Statistics.

RAIL INTERNATIONAL
Rail International’s segment profit was $26.5 million in the second quarter of 2024, compared to $27.3 million in the second quarter of 2023. Year to date 2024, Rail International reported segment profit of $55.3 million, compared to $50.8 million in the same period of 2023. 2023 year-to-date results include a net positive impact of $0.3 million from Tax Adjustments and Other Items. Additional details are provided in the attached Supplemental Information under Tax

Adjustments and Other Items. Excluding the impact of these items, 2024 second-quarter and year-to-date results were favorably impacted by more railcars on lease and higher lease rates and negatively impacted by higher interest and maintenance expenses.

At June 30, 2024, GATX Rail Europe’s (GRE) fleet consisted of over 29,600 cars. Fleet utilization was 95.8%, compared to 95.3% at the end of the prior quarter and 96.9% at the end of the second quarter of 2023.

At June 30, 2024, Rail India's fleet consisted of over 9,900 railcars. Fleet utilization was 100%, compared to 100% at the end of the prior quarter and 100% at the end of the second quarter of 2023.

Additional fleet statistics for GRE and Rail India are provided on the last page of this press release.

ENGINE LEASING
Engine Leasing reported segment profit of $18.4 million in the second quarter of 2024, compared to segment profit of $26.6 million in the second quarter of 2023. Year to date 2024, segment profit was $44.1 million, compared to segment profit of $54.9 million in the same period of 2023.

2023 second-quarter results include a net positive impact of $0.2 million from Tax Adjustments and Other Items. 2024 and 2023 year-to-date results include a net positive impact of $0.6 million and a net negative impact of $1.4 million, respectively, from Tax Adjustments and Other Items. Additional details are provided in the attached Supplemental Information under Tax Adjustments and Other Items.

Excluding the impact of these items, lower 2024 second-quarter and year-to-date results were driven by lower earnings from the Rolls-Royce and Partners Finance (RRPF) affiliates, partly offset by increased earnings from GATX Engine Leasing, the Company’s wholly owned engine portfolio. During the comparative periods, lower RRPF earnings was driven by the timing of remarketing events and resulting lower remarketing income.

COMPANY DESCRIPTION
At GATX Corporation (NYSE: GATX), we empower our customers to propel the world forward. GATX leases transportation assets including railcars, aircraft spare engines and tank containers to customers worldwide. Our mission is to provide innovative, unparalleled service that enables our customers to transport what matters safely and sustainably while championing the well-being of our employees and communities. Headquartered in Chicago, Illinois since its founding in 1898, GATX has paid a quarterly dividend, uninterrupted, since 1919.

TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2024 second-quarter results. Call details are as follows:

Tuesday, July 23, 2024
11 a.m. Eastern Time
Domestic Dial-In: 1-800-715-9871
International Dial-In: 1-646-307-1963
Replay: 1-800-770-2030 or 1-609-800-9909 / Access Code: 1721810

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. A replay will be available on the same site starting at 2 p.m. (Eastern Time), July 23, 2024.

AVAILABILITY OF INFORMATION ON GATX'S WEBSITE
Investors and others should note that GATX routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the GATX Investor Relations website. While not all of the information that the Company posts to the GATX Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in GATX to review the information that it shares on www.gatx.com under the “Investors” tab.

FORWARD-LOOKING STATEMENTS
Statements in this Earnings Release not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and, accordingly, involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance, or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects, or future events. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

The following factors, in addition to those discussed under "Risk Factors" and elsewhere in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent reports on Form 10-Q, could cause actual results to differ materially from our current expectations expressed in forward-looking statements:

•a significant decline in customer demand for our transportation assets or services, including as a result of:
◦prolonged inflation or deflation
◦high interest rates
◦weak macroeconomic conditions and world trade policies
◦weak market conditions in our customers' businesses
◦adverse changes in the price of, or demand for, commodities
◦changes in railroad operations, efficiency, pricing and service offerings, including those related to "precision scheduled railroading" or labor strikes or shortages
◦changes in, or disruptions to, supply chains
◦availability of pipelines, trucks, and other alternative modes of transportation
◦changes in conditions affecting the aviation industry, including global conflicts, geographic exposure and customer concentrations
◦customers' desire to buy, rather than lease, our transportation assets
◦other operational or commercial needs or decisions of our customers
•inability to maintain our transportation assets on lease at satisfactory rates due to oversupply of assets in the market or other changes in supply and demand
•competitive factors in our primary markets, including competitors with significantly lower costs of capital
•higher costs associated with increased assignments of our transportation assets following non-renewal of leases, customer defaults, and compliance maintenance programs or other maintenance initiatives
•events having an adverse impact on assets, customers, or regions where we have a concentrated investment exposure
•financial and operational risks associated with long-term purchase commitments for transportation assets
•reduced opportunities to generate asset remarketing income
•inability to successfully consummate and manage ongoing acquisition and divestiture activities
•reliance on Rolls-Royce in connection with our aircraft spare engine leasing businesses, and the risks that certain factors that adversely affect Rolls-Royce could have an adverse effect on our businesses
•potential obsolescence of our assets

•risks related to our international operations and expansion into new geographic markets, including laws, regulations, tariffs, taxes, treaties or trade barriers affecting our activities in the countries where we do business
•failure to successfully negotiate collective bargaining agreements with the unions representing a substantial portion of our employees
•inability to attract, retain, and motivate qualified personnel, including key management personnel
•inability to maintain and secure our information technology infrastructure from cybersecurity threats and related disruption of our business
•exposure to damages, fines, criminal and civil penalties, and reputational harm arising from a negative outcome in litigation, including claims arising from an accident involving transportation assets
•changes in, or failure to comply with, laws, rules, and regulations
•environmental liabilities and remediation costs
•operational, functional and regulatory risks associated with climate change, severe weather events and natural disasters, and other environmental, social and governance matters
•U.S. and global political conditions and the impact of increased geopolitical tension and wars, including the ongoing war between Russia and Ukraine and resulting sanctions and countermeasures, on domestic and global economic conditions in general, including supply chain challenges and disruptions
•prolonged inflation or deflation
•fluctuations in foreign exchange rates
•deterioration of conditions in the capital markets, reductions in our credit ratings, or increases in our financing costs
•the emergence of new variants of COVID-19 or the occurrence of another widespread health crisis and the impact of measures taken in response
•inability to obtain cost-effective insurance
•changes in assumptions, increases in funding requirements or investment losses in our pension and post-retirement plans
•inadequate allowances to cover credit losses in our portfolio
•asset impairment charges we may be required to recognize
•inability to maintain effective internal control over financial reporting and disclosure controls and procedures

FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Shari Hellerman
Senior Director, Investor Relations, ESG, and External Communications
312-621-4285
shari.hellerman@gatx.com

(7/23/2024)

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2024	2023	2024	2023
Revenues
Lease revenue	$339.6	$308.6	$672.9	$610.6
Non-dedicated engine revenue	13.7	6.4	26.9	10.9
Marine operating revenue	—	2.0	—	5.5
Other revenue	33.4	26.2	66.8	55.1
Total Revenues	386.7	343.2	766.6	682.1
Expenses
Maintenance expense	96.6	82.3	188.0	166.2
Marine operating expense	—	2.4	—	4.4
Depreciation expense	98.5	92.1	194.5	181.9
Operating lease expense	9.0	9.0	18.0	18.0
Other operating expense	13.8	11.0	27.4	22.0
Selling, general and administrative expense	58.6	52.0	114.5	102.4
Total Expenses	276.5	248.8	542.4	494.9
Other Income (Expense)
Net gain on asset dispositions	25.6	41.1	61.8	88.2
Interest expense, net	(82.8)	(63.7)	(160.6)	(122.7)
Other expense	(10.8)	(4.9)	(10.0)	(8.9)
Income before Income Taxes and Share of Affiliates’ Earnings	42.2	66.9	115.4	143.8
Income taxes	(10.4)	(17.6)	(29.0)	(37.8)
Share of affiliates’ earnings, net of taxes	12.6	14.0	32.3	34.7
Net Income	$44.4	$63.3	$118.7	$140.7

Share Data
Basic earnings per share	$1.22	$1.74	$3.25	$3.88
Average number of common shares	35.8	35.6	35.8	35.6

Diluted earnings per share	$1.21	$1.74	$3.25	$3.87
Average number of common shares and common share equivalents	35.9	35.7	35.9	35.7

Dividends declared per common share	$0.58	$0.55	$1.16	$1.10

GATX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	June 30	December 31
	2024	2023
Assets
Cash and Cash Equivalents	$823.6	$450.7
Restricted Cash	0.2	0.1
Receivables
Rent and other receivables	96.9	87.9
Finance leases (as lessor)	124.7	136.4
Less: allowance for losses	(5.3)	(5.9)
	216.3	218.4

Operating Assets and Facilities	13,675.9	13,081.9
Less: allowance for depreciation	(3,764.1)	(3,670.7)
	9,911.8	9,411.2
Lease Assets (as lessee)
Right-of-use assets, net of accumulated depreciation	195.8	212.0
	195.8	212.0

Investments in Affiliated Companies	660.8	627.0
Goodwill	117.3	120.0
Other Assets ($1.8 and $0.8 related to assets held for sale)	296.8	286.6
Total Assets	$12,222.6	$11,326.0

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$209.1	$239.6
Debt
Commercial paper and borrowings under bank credit facilities	10.7	11.0
Recourse	8,235.7	7,388.1
	8,246.4	7,399.1
Lease Obligations (as lessee)
Operating leases	209.3	226.8
	209.3	226.8

Deferred Income Taxes	1,103.8	1,081.1
Other Liabilities	110.6	106.4
Total Liabilities	9,879.2	9,053.0
Total Shareholders’ Equity	2,343.4	2,273.0
Total Liabilities and Shareholders’ Equity	$12,222.6	$11,326.0

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2024
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$242.1	$82.0	$8.1	$7.4	$339.6
Non-dedicated engine revenue	—	—	13.7	—	13.7
Other revenue	28.3	3.2	—	1.9	33.4
Total Revenues	270.4	85.2	21.8	9.3	386.7
Expenses
Maintenance expense	77.4	18.2	—	1.0	96.6
Depreciation expense	66.8	19.4	8.6	3.7	98.5
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	6.4	3.6	1.9	1.9	13.8
Total Expenses	159.6	41.2	10.5	6.6	217.9
Other Income (Expense)
Net gain on asset dispositions	24.9	0.7	—	—	25.6
Interest (expense) income, net	(56.4)	(17.5)	(9.7)	0.8	(82.8)
Other expense	(0.3)	(0.7)	(0.1)	(9.7)	(10.8)
Share of affiliates' pre-tax (losses) earnings	(0.2)	—	16.9	—	16.7
Segment profit (loss)	$78.8	$26.5	$18.4	$(6.2)	$117.5
Less:
Selling, general and administrative expense					58.6
Income taxes (includes $4.1 related to affiliates' earnings)					14.5
Net income					$44.4

Selected Data:
Investment volume	$308.1	$59.6	$71.3	$3.0	$442.0

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$19.8	$—	$—	$—	$19.8
Residual sharing income	0.1	—	—	—	0.1
Non-remarketing net gains (1)	5.0	0.7	—	—	5.7
	$24.9	$0.7	$—	$—	$25.6
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended June 30, 2023
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$218.9	$73.1	$8.1	$8.5	$308.6
Non-dedicated engine revenue	—	—	6.4	—	6.4
Marine operating revenue	—	—	2.0	—	2.0
Other revenue	21.5	3.1	—	1.6	26.2
Total Revenues	240.4	76.2	16.5	10.1	343.2
Expenses
Maintenance expense	66.8	14.6	—	0.9	82.3
Marine operating expense	—	—	2.4	—	2.4
Depreciation expense	66.1	16.6	6.1	3.3	92.1
Operating lease expense	9.0	—	—	—	9.0
Other operating expense	6.7	2.3	1.4	0.6	11.0
Total Expenses	148.6	33.5	9.9	4.8	196.8
Other Income (Expense)
Net gain on asset dispositions	34.1	0.7	6.0	0.3	41.1
Interest (expense) income, net	(44.5)	(13.5)	(6.5)	0.8	(63.7)
Other (expense) income	(2.1)	(2.6)	0.2	(0.4)	(4.9)
Share of affiliates' pre-tax earnings	—	—	20.3	—	20.3
Segment profit	$79.3	$27.3	$26.6	$6.0	$139.2
Less:
Selling, general and administrative expense					52.0
Income taxes (includes $6.3 related to affiliates' earnings)					23.9
Net income					$63.3

Selected Data:
Investment volume	$161.3	$77.3	$239.0	$9.0	$486.6

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$30.7	$0.1	$5.9	$0.2	$36.9
Residual sharing income	0.1	—	0.1	—	0.2
Non-remarketing net gains (1)	3.3	0.6	—	0.1	4.0
	$34.1	$0.7	$6.0	$0.3	$41.1
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2024
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$478.6	$162.6	$16.2	$15.5	$672.9
Non-dedicated engine revenue	—	—	26.9	—	26.9
Other revenue	56.8	6.3	—	3.7	66.8
Total Revenues	535.4	168.9	43.1	19.2	766.6
Expenses
Maintenance expense	150.3	35.7	—	2.0	188.0
Depreciation expense	131.9	38.3	17.0	7.3	194.5
Operating lease expense	18.0	—	—	—	18.0
Other operating expense	13.1	7.1	4.4	2.8	27.4
Total Expenses	313.3	81.1	21.4	12.1	427.9
Other Income (Expense)
Net gain on asset dispositions	59.1	2.0	0.6	0.1	61.8
Interest (expense) income, net	(109.7)	(34.2)	(19.0)	2.3	(160.6)
Other (expense) income	(2.4)	(0.3)	0.2	(7.5)	(10.0)
Share of affiliates' pre-tax earnings	—	—	40.6	—	40.6
Segment profit	$169.1	$55.3	$44.1	$2.0	$270.5
Less:
Selling, general and administrative expense					114.5
Income taxes (includes $8.3 related to affiliates' earnings)					37.3
Net income					$118.7

Selected Data:
Investment volume	$629.8	$109.5	$71.3	$10.0	$820.6

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$52.7	$0.1	$0.6	$0.1	$53.5
Residual sharing income	0.2	—	—	—	0.2
Non-remarketing net gains (1)	6.2	1.9	—	—	8.1
	$59.1	$2.0	$0.6	$0.1	$61.8
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Six Months Ended June 30, 2023
(In millions)

	Rail North America	Rail International	Engine Leasing	Other	GATX Consolidated
Revenues
Lease revenue	$434.0	$143.5	$16.4	$16.7	$610.6
Non-dedicated engine revenue	—	—	10.9	—	10.9
Marine operating revenue	—	—	5.5	—	5.5
Other revenue	45.3	6.0	—	3.8	55.1
Total Revenues	479.3	149.5	32.8	20.5	682.1
Expenses
Maintenance expense	133.7	30.5	—	2.0	166.2
Marine operating expense	—	—	4.4	—	4.4
Depreciation expense	131.6	32.3	11.5	6.5	181.9
Operating lease expense	18.0	—	—	—	18.0
Other operating expense	13.7	4.5	2.3	1.5	22.0
Total Expenses	297.0	67.3	18.2	10.0	392.5
Other Income (Expense)
Net gain on asset dispositions	81.9	1.5	4.5	0.3	88.2
Interest (expense) income, net	(86.8)	(26.0)	(12.2)	2.3	(122.7)
Other (expense) income	(2.5)	(6.9)	(0.3)	0.8	(8.9)
Share of affiliates' pre-tax (losses) earnings	(0.4)	—	48.3	—	47.9
Segment profit	$174.5	$50.8	$54.9	$13.9	$294.1
Less:
Selling, general and administrative expense					102.4
Income taxes (includes $13.2 related to affiliates' earnings)					51.0
Net income					$140.7

Selected Data:
Investment volume	$457.8	$158.4	$239.0	$18.4	$873.6

Net Gain on Asset Dispositions
Asset Remarketing Income:
Net gains on disposition of owned assets	$75.4	$0.5	$5.5	$0.2	$81.6
Residual sharing income	0.2	—	0.2	—	0.4
Non-remarketing net gains (1)	6.3	1.0	—	0.1	7.4
Asset impairments	—	—	(1.2)	—	(1.2)
	$81.9	$1.5	$4.5	$0.3	$88.2
__________
(1) Includes net gains from scrapping of railcars.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)

Impact of Tax Adjustments and Other Items on Net Income (1)

	Three Months Ended June 30		Six Months Ended June 30
	2024	2023	2024	2023
Net income (GAAP)	$44.4	$63.3	$118.7	$140.7
Adjustments attributable to consolidated pre-tax income:
Environmental reserves (2)	$10.7	$—	$10.7	$—
Net (gain) loss on Specialized Gas Vessels at Engine Leasing (3)	—	(0.2)	(0.6)	1.4
Net gain on Rail Russia at Rail International (4)	—	—	—	(0.3)
Total adjustments attributable to consolidated pre-tax income	$10.7	$(0.2)	$10.1	$1.1
Income taxes thereon, based on applicable effective tax rate	(2.7)	—	(2.7)	—
Net income, excluding tax adjustments and other items (non-GAAP)	$52.4	$63.1	$126.1	$141.8

Impact of Tax Adjustments and Other Items on Diluted Earnings per Share (1)

	Three Months Ended June 30		Six Months Ended June 30
	2024	2023	2024	2023
Diluted earnings per share (GAAP)	$1.21	$1.74	$3.25	$3.87
Diluted earnings per share, excluding tax adjustments and other items (non-GAAP)	$1.43	$1.73	$3.45	$3.90
_________
(1)    In addition to financial results reported in accordance with GAAP, we compute certain financial measures using non-GAAP components. Specifically, we exclude the effects of certain tax adjustments and other items for purposes of presenting net income and diluted earnings per share because we believe these items are not attributable to our business operations. Management utilizes net income, excluding tax adjustments and other items, when analyzing financial performance because such amounts reflect the underlying operating results that are within management’s ability to influence. Accordingly, we believe presenting this information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends.
(2)    Reserves recorded for our share of anticipated environmental remediation costs arising out of prior operations and legacy businesses.
(3)    In 2022, we made the decision to sell the Specialized Gas Vessels. We have recorded gains and losses associated with the subsequent impairments and sales of these assets. All vessels were sold as of December 31, 2023.
(4)    In 2022, we made the decision to exit our rail business in Russia ("Rail Russia"). In the first quarter of 2023, we sold Rail Russia and recorded a gain on the final sale of this business.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)

	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Total Assets, Excluding Cash, by Segment
Rail North America	$7,416.0	$7,214.1	$6,984.9	$6,760.5	$6,671.3
Rail International	2,168.3	2,142.1	2,150.8	1,951.5	1,902.3
Engine Leasing	1,431.7	1,354.4	1,343.2	1,363.8	1,328.6
Other	382.8	389.3	396.3	368.5	370.2
Total Assets, excluding cash	$11,398.8	$11,099.9	$10,875.2	$10,444.3	$10,272.4
Debt and Lease Obligations, Net of Unrestricted Cash
Unrestricted cash	$(823.6)	$(479.1)	$(450.7)	$(203.1)	$(317.5)
Commercial paper and bank credit facilities	10.7	10.8	11.0	12.3	10.9
Recourse debt	8,235.7	7,624.5	7,388.1	6,835.6	6,785.6
Operating lease obligations	209.3	215.2	226.8	233.2	241.1
Total debt and lease obligations, net of unrestricted cash	$7,632.1	$7,371.4	$7,175.2	$6,878.0	$6,720.1
Total recourse debt (1)	$7,632.1	$7,371.4	$7,175.2	$6,878.0	$6,720.1
Shareholders’ Equity	$2,343.4	$2,324.3	$2,273.0	$2,174.5	$2,178.9
Recourse Leverage (2)	3.3	3.2	3.2	3.2	3.1
  _________
(1)    Includes recourse debt, commercial paper and bank credit facilities, and operating and finance lease obligations, net of unrestricted cash.
(2)    Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets, Excluding Cash
Total Assets	$12,222.6	$11,579.1	$11,326.0	$10,647.5	$10,590.1
Less: cash	(823.8)	(479.2)	(450.8)	(203.2)	(317.7)
Total Assets, excluding cash	$11,398.8	$11,099.9	$10,875.2	$10,444.3	$10,272.4

 GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Rail North America Statistics
Lease Price Index (LPI) (1)
Average renewal lease rate change	29.4%	33.0%	33.5%	33.4%	33.1%
Average renewal term (months)	61	64	65	65	61
Renewal Success Rate (2)	84.1%	83.4%	87.1%	83.6%	85.3%
Fleet Rollforward (3)
Beginning balance	101,687	101,167	100,656	100,585	101,219
Railcars added	1,337	1,422	1,688	791	358
Railcars scrapped	(389)	(375)	(354)	(292)	(316)
Railcars sold	(549)	(527)	(823)	(428)	(676)
Ending balance	102,086	101,687	101,167	100,656	100,585
Utilization	99.3%	99.4%	99.3%	99.3%	99.3%
Average active railcars	101,181	100,677	100,197	99,796	100,230
Boxcar Fleet Rollforward
Beginning balance	9,670	9,311	9,087	8,959	8,789
Boxcars added	—	587	424	316	279
Boxcars scrapped	(555)	(228)	(152)	(95)	(109)
Boxcars sold	(125)	—	(48)	(93)	—
Ending balance	8,990	9,670	9,311	9,087	8,959
Utilization	99.8%	99.8%	100.0%	99.7%	99.8%
Average active railcars	9,304	9,583	9,207	8,985	8,855
Rail North America Industry Statistics
Manufacturing Capacity Utilization Index (4)	78.8%	77.8%	78.7%	79.5%	78.9%
Year-over-year Change in U.S. Carloadings (excl. intermodal) (5)	(4.5)%	(4.2)%	0.7%	30.0%	0.6%
Year-over-year Change in U.S. Carloadings (chemical) (5)	4.3%	4.5%	(0.3)%	(2.6)%	(4.5)%
Year-over-year Change in U.S. Carloadings (petroleum) (5)	11.1%	7.7%	11.1%	10.5%	9.6%
Production Backlog at Railcar Manufacturers (6)	n/a (7)	46,413	51,836	58,680	59,878
_________
(1)    GATX's Lease Price Index (LPI) is an internally-generated business indicator that measures renewal activity for our North American railcar fleet, excluding boxcars. The average renewal lease rate change is reported as the percentage change between the average renewal lease rate and the average expiring lease rate. The average renewal lease term is reported in months and reflects the average renewal lease term in the LPI.
(2)    The renewal success rate represents the percentage of railcars on expiring leases that were renewed with the existing lessee. The renewal success rate is an important metric because railcars returned by our customers may remain idle or incur additional maintenance and freight costs prior to being leased to new customers.
(3)    Excludes boxcar fleet.
(4)    As reported and revised by the Federal Reserve.
(5)    As reported by the Association of American Railroads (AAR).
(6)    As reported by the Railway Supply Institute (RSI).
(7)    Not available, not published as of the date of this release.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Rail Europe Statistics
Fleet Rollforward
Beginning balance	29,371	29,216	29,102	28,759	28,461
Railcars added	388	322	371	446	376
Railcars scrapped or sold	(110)	(167)	(257)	(103)	(78)
Ending balance	29,649	29,371	29,216	29,102	28,759
Utilization	95.8%	95.3%	95.9%	96.0%	96.9%
Average active railcars	28,198	27,984	28,003	27,884	27,973

Rail India Statistics
Fleet Rollforward
Beginning balance	9,501	8,805	7,884	6,927	6,351
Railcars added	408	696	921	957	576
Railcars scrapped or sold	(5)	—	—	—	—
Ending balance	9,904	9,501	8,805	7,884	6,927
Utilization	100.0%	100.0%	100.0%	100.0%	100.0%
Average active railcars	9,711	9,089	8,321	7,366	6,584